                                                                    Exhibit 10.4

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SUNTRUST

EXECUTIVE
COMPENSATION
PROGRAM
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                                                           SUNTRUST BANKS, INC.
                                                           2004 STOCK PLAN

                                                           DIRECTOR
                                                           RESTRICTED STOCK UNIT
                                                           AGREEMENT

                                                           GRANT DATE:

SunTrust Banks, Inc. ("SunTrust"), a Georgia corporation, upon the recommendation of the Governance and Nominating Committee of its Board of
Directors and pursuant to action of the Compensation Committee ("Committee") in accordance with the SunTrust Banks, Inc. 2004 Stock Plan ("Plan"), has granted restricted stock units upon the following terms as an incentive for Grantee to promote the interests of SunTrust and its Subsidiaries. Each restricted stock unit represents a right to receive a payment in cash equal to the fair market value of SunTrust Common Stock, $1.00 par value, as of the date the payment is due pursuant to Section 5 of this Agreement.

     Name of Grantee

     Number of Units

     SunTrust Common Stock
     Fair Market Value Per Share

     Date of Grant

This Restricted Stock Unit Agreement ("Agreement") evidences this Grant, which has been made subject to all the terms and conditions set forth on the attached
Terms and Conditions and in the Plan.

                                                     SUNTRUST BANKS, INC.

                                                     ---------------------------
                                                     Authorized Officer

SUNTRUST BANKS, INC.                                                  GRANT DATE
2004 STOCK PLAN

                 TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS

Section 1. EFFECTIVE DATE. This Grant of Restricted Stock Units ("Units") to the
Grantee is effective as of __________("Grant Date").

Section 2. VESTING. All Units subject to this Grant shall vest on
___________("Vesting Date"), provided that Grantee is an active member of
SunTrust's Board of Directors ("Board") on that date and such Units have not previously vested or been forfeited pursuant to Section 3.

Section 3. ACCELERATED VESTING.

(a) If the Grantee's membership on the Board terminates prior to the Vesting
Date as a result of the Grantee's (i) death or (ii) Disability (as defined in
Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"))
or (iii) attainment of mandatory retirement age for Board members, then any
Units subject to this Grant that are not then vested shall be vested pro rata on the date of the Grantee's departure from the Board.

(b) If there is a Change in Control of SunTrust (as defined in the Plan)
followed by the involuntary termination of the Grantee's membership on the Board prior to the Vesting Date, and if such termination is not a Termination for
Cause, then any Units not previously vested or forfeited shall become vested on the date of such termination. For purposes of this Section 3(b), "Termination for Cause" means termination of membership on the Board which is made primarily because of (i) Grantee's commission of a felony, or Grantee's perpetration of a dishonest act, misappropriation of funds, embezzlement, criminal conduct or common law fraud against SunTrust or any Subsidiary, or (ii) any other willful act or omission which is materially injurious to the financial condition or business reputation of SunTrust or any Subsidiary.

(c) If the Grantee's membership on the Board terminates prior to the Vesting
Date for any reason other than those described in Section 3(a) or Section 3(b), then any Units that are not then vested shall be completely forfeited on the date of such termination.

(d) For purposes of Section 3(a) above, the pro rata calculation shall be made by multiplying the number of Units that are not then vested by a fraction, having a numerator equal to the number of days since the Grant Date through the date of such termination of membership on the Board, and having a denominator equal to the number of days from the Grant Date through the Vesting Date.

Section 4. GRANTEE'S RIGHTS PRIOR TO PAYMENT.

(a) Each Unit subject to this Agreement that has not been forfeited or paid out pursuant to Section 5 below shall be credited with any regular cash dividends and any Stock dividends, and such other distributions as the Committee may designate in its sole discretion, that are paid or distributed on shares of
Common Stock as though the Unit represented one whole share of Common Stock.
Such dividends or distributions shall be treated as though they were reinvested in Units and part of the Grant, so that they shall be forfeited or become nonforfeitable at the same time as the Units.

(b) Neither the Plan, this Agreement nor the Units give the Grantee any rights as a shareholder of SunTrust. The Grantee is an unsecured general creditor of
SunTrust with respect to any cash payment relating to vested Units, and any payment provided pursuant to this Agreement shall be made from SunTrust's general assets.

(c) No Units granted pursuant to this Agreement shall be deemed transferable by the Grantee other than by will or by the laws of descent and distribution prior to the time the Units become distributable to the Grantee or to his or her beneficiary.

Section 5. PAYMENT OF UNIT CASH VALUE.

(a) The value of vested Units held on behalf of Grantee shall not be distributed until the Grantee has ceased to serve on the Board. Following the Grantee's departure from the Board, payment will be made in cash for the Grantee's vested
Units pursuant to the method elected by the Grantee in accordance with the same rules as apply to deferrals made under the SunTrust Banks, Inc. Directors
Deferred Compensation Plan or such successor plan as may be designated by the
Committee.

(b) To the extent that Grantee does not vest in any Units, all interest in such
Units shall be forfeited. The Grantee has no right or interest in any Unit that is forfeited.

Section 6. MISCELLANEOUS.

(a) This Agreement shall be subject to all of the provisions, definitions, terms and conditions set forth in the Plan, all of which are incorporated by reference in this Agreement.

(b) The Plan and this Agreement shall be governed by the laws of the State of
Georgia (without regard to its choice-of-law provisions).